EXHIBIT 10.1

                   TRADEMARK AND DOMAIN NAME PURCHASE AGREEMENT

     THIS TRADEMARK AND DOMAIN NAME PURCHASE AGREEMENT ("Agreement"), effective as of 14, November, 2005, is by and among Payment Data Systems, Inc., a Nevada corporation, and Bills.com, Inc., a Delaware corporation, each having a principal place of business at 12500 San Pedro, San Antonio, Texas 78216 (hereinafter together referred as "Seller") and Alivio Holdings, LLC, a Delaware limited liability company, having a principal place of business at 1875 South Grant Street, Suite 400, San Mateo, California 94402 ("Buyer") (together, Buyer and Seller shall hereinafter be identified as the "Parties" or individually as a "Party").

     WHEREAS, Seller adopted, owns and has continuously used "bills.com" as a trademark for dissemination of advertising for others via an on-line electronic communications network; electronic bill presentment and payment information via a global computer information network; consulting and technical assistance in the field of designing, hosting, maintenance, operating, managing, advertising, and marketing on-line commerce web sites (the "Mark");

     WHEREAS, Buyer wishes to acquire Seller's rights worldwide to the Mark and the goodwill of Seller's business symbolized thereby and associated therewith;

     WHEREAS, Seller is willing to assign to Buyer its rights in and to the Mark, along with the goodwill of Seller's business symbolized thereby and associated therewith on the terms and conditions hereinafter provided;

     WHEREAS, Seller is the sole owner of the Domain Name and the related Intellectual Property Rights (each as defined below); and

     WHEREAS, Buyer wishes to purchase from Seller and Seller wishes to sell and assign to Buyer the Domain Name and the related Intellectual Property Rights on the terms and conditions hereinafter provided.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and consideration hereinafter set forth, the Parties agree as follows:
1. As used in this Agreement the following terms shall have the following meanings:

     (a) "Acquired Assets" shall mean the Domain Name, Intellectual Property Rights and the Mark.

     (b) "Domain Name" shall mean the domain address www.bills.com that is registered with Network Solutions, LLC in the United States and all applicable foreign jurisdictions. The Domain Name does not include any web pages, computer software, copyrights, patent rights, trade secrets, or other assets of Seller that may be or may have been associated with the Domain Name.

     (c) "Intellectual Property Rights" shall mean any trademark, right of trademark registration or re-registration, common law trademark right and goodwill associated with the Mark and the Domain Name, whether in the United States or any foreign jurisdiction, including, but not limited to, the Mark. The Intellectual Property Rights do not include any web pages, computer software, copyrights, patent rights, trade secrets, or other assets of Seller that may be or may have been associated with the Mark or the Domain Name.

2. At the Closing (as hereinafter defined) Seller will assign to Buyer all of Seller's right, title and interest throughout the world in and to the Mark (including, without limitation, U.S. Trademark Registration No. 2568868 and U.S. Trademark Registration No 2555338, collectively the "Trademark Registrations"), together with the goodwill of Seller connected with and symbolized by the Mark, and together with all claims for past infringement(s) of the Mark including, without limitation, the right to sue for, collect, and recover damages and profits for the same. Buyer specifically acknowledges that all assets of Seller other than the Acquired Assets including, but not limited to, the CLICK YOUR BILLS GOODBYE mark and U.S. Trademark Registration No. 2,539,815 associated therewith, are expressly excluded from this Agreement and shall remain the sole property of Seller.

3. Buyer shall deliver to Seller, on the Closing Date (as hereinafter defined), the sum of nine hundred fifty thousand dollars ($950,000) in the form of wire transfer of immediately available funds.

4. At the Closing, Seller will (a) execute and deliver a trademark assignment in the form attached hereto as Appendix A, along with Seller's complete application and registration files for the Mark and (b) execute and deliver to Buyer a signed, dated, and fully notarized original Registrant Name Change Agreement in a form acceptable to Go Daddy Software, Inc. or allow for the successful domain transfer through the interNIC system, transferring to Buyer the entire right, title, and interest in and to the Domain Name.

5. At the Closing, Buyer and Seller will execute and deliver the following documents and instruments each of which shall be in a form mutually satisfactory to Buyer and Seller:

         (i)     Bill  Payment  Services  Agreement;  and
         (ii)    Non-Competition  Agreement;

6. Seller agrees to assign and, upon consummation of the transactions, hereby does assign to Buyer all rights in the Domain Name and the related Intellectual Property Rights. Seller further agrees to cooperate as necessary in the transfer of the Domain Name and the related Intellectual Property Rights to Buyer. Seller agrees not to use, register, or attempt to register any domain name, mark, name, or other designation of origin which includes the term "bills.com" (or any variation thereof that is likely to cause confusion). Except as set forth in this Agreement, Seller agrees not to use the term "bills.com" (and variations thereof that are likely to cause confusion) as a domain name, trademark, service mark, trade name, or other designation of source after the Closing Date of this Agreement. Buyer specifically acknowledges that Seller shall have the right to continue its business under any name, mark, or domain name that is not likely to cause confusion with respect to the Mark or the Domain Name including, but not limited to, "billx.com," "billhelp.com," and "billxpress.com." Buyer further acknowledges and agrees that Seller shall have the right to continue to operate its business using the "bills.com" Domain Name and Mark for a period of 60 days after the Closing Date or until such time as the Parties have completed the process of converting the "bills.com" web site of Seller to another domain name, whichever occurs earlier. Buyer agrees to cooperate with Seller in such conversion process, and Buyer agrees that it will not change any IP addresses, DNS settings, or other material aspects of the "bills.com" web site until the Parties mutually agree in writing that the conversion process is complete.

7. Except as set forth in this Section 7, Buyer shall not assume, and Buyer shall not be deemed to have assumed nor agreed to pay, perform, fulfill or discharge, any contract or agreement (whether written or oral), liability or other obligation of Seller, including, without limitation, any liability relating to the transfer of an Acquired Asset. Buyer hereby assumes all losses, costs, liabilities and obligations that arise on or after the Closing Date and relate solely to the Acquired Assets (the "Assumed Liabilities").

8.     Seller  hereby  represents  and  warrants  as  follows:

     (a) Seller is the owner of the Mark as applied to the goods listed above and has the corporate right to enter into this Agreement and the attached assignments; Seller does not know of any prior use of the Mark or any third party claim of any prior use of the Mark or any confusingly similar mark on or in connection with the same or similar goods or services; and, to the knowledge of Seller, there are no challenges to Seller's ownership of the Mark or its right to assign the Mark and the associated goodwill to Buyer.

     (b) Seller has not abandoned use of the Mark and Seller has reasonably continuously used the Mark in commerce since its adoption, as set forth in the Trademark Registrations, in connection with the goods or services listed in the Trademark Registrations.

     (c) Except for a fictitious business name registered in the city of San Antonio and the State of Texas which Seller will terminate within 30 days of the Closing, and other than the Trademark Registrations and the Domain Name, Seller has filed no applications and owns no registrations or other claims to ownership relating to any trademark, service mark, trade name, or fictitious business name application or registration for the Mark worldwide.

     (d)  Seller  is  the  owner of the Domain Name and the related Intellectual
Property Rights and has the exclusive right to enter into this Agreement and transfer ownership of the Domain Name and the related Intellectual Property Rights to Buyer. No third party has challenged or, to the knowledge of Seller, has threatened to challenge, or to Seller's knowledge, has the right to challenge Seller's ownership of the Domain Name and the related Intellectual Property Rights or Seller's right to transfer ownership of the Domain Name and the related Intellectual Property Rights to Buyers.

     (e) Seller has the requisite corporate power and authority to execute and deliver, and consummate the transactions contemplated by this Agreement and to carry out all actions required of it pursuant to this Agreement.

     (f) Seller has obtained all necessary authorizations and approvals from its Board of Directors required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors rights generally or by general principles of equity.

     (g) The execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby, will not: (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Seller, as amended to date; or (b) constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any encumbrances upon any of the Acquired Assets pursuant to: (i) any contract, agreement or instrument to which Seller is a party or by which Seller or the Acquired Assets is bound; or (ii) any statute, judgment, decree, order, regulation or rule of any court or governmental or regulatory authority applicable to Seller or the Acquired Assets or by which any of the Acquired Assets is bound.

     (h) No consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery by Seller of this Agreement or for the consummation by Seller of the transactions contemplated hereby, except for the filing of an appropriate current report on Form 8-K with the Securities and Exchange Commission.

     (i) No action, suit, claim, proceeding or investigation is pending or, to the knowledge of Seller, threatened or contemplated or expected, relating to, involving or affecting the Acquired Assets or which questions the validity of this Agreement or challenges any of the transactions contemplated hereby, nor, to the knowledge of Seller, is there any reasonable basis for any such action, suit, proceeding or investigation.

     (j) Seller is the lawful owner of all of the Acquired Assets, and has the full right to sell, convey, transfer, assign and deliver the Acquired Assets, without the need to obtain the consent or approval of any third party. All of the Acquired Assets are free and clear of any security interests, liens, claims, charges, options, mortgages, debts, leases (or subleases), conditional sales agreements, title retention agreements, encumbrances of any kind, material defects as to title or restrictions against the transfer or assignment (collectively, "Encumbrances"). Seller will convey the Acquired Assets to Buyer by deeds, bills of sale, certificates of title and other instruments of assignment and transfer, effective in each case to vest in Buyer, and Buyer will have, good, valid and marketable title and (where applicable) record title to, and/or the right to use, all of the Acquired Assets, free and clear of all Encumbrances.

     (k) Except for Dutchess Advisors LLC, Seller has not retained, utilized or been represented by any broker, agent, finder or intermediary in connection with the negotiation or consummation of the transactions contemplated by this Agreement. Seller agrees to indemnify and to hold harmless Buyer from any liability for any commission or compensation in the nature of a finders' fee
(and the costs and expenses of defending against such liability or asserted liability) for which such Seller or any of its officers, employees, or representatives is responsible.

9. Except as set forth in paragraph 6, Seller agrees that it shall cease use of the Mark following the Effective Date.

10. For three (3) years after the Effective Date, Buyer will allow Seller to have pre-existing subscribers to the "bills.com" web site log in to the new "bills.com" web site operated by Buyer and be redirected to another web site designated by Seller.

11. (a) Seller agrees to indemnify and hold Buyer harmless from and with respect to any costs, losses, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including, without limitation, reasonable attorney's fees, interest, penalties, costs of mitigation, defense or settlement (collectively, "Losses"), arising out of, resulting from or incident to: (i) any claim that the Acquired Assets, or the use, thereof, infringes or misappropriates any trademark or other intellectual property or other proprietary right of any person or (ii) any breach of any of Seller's representations or warranties or covenants.

     (b) Buyer agrees to indemnify and hold Seller harmless from and with respect to any Losses arising out of, resulting from or incident to the Assumed Liabilities.

12. The Parties agree that this Agreement shall inure to the benefit of and be binding upon each of their respective agents, representatives, shareholders, members, officers, directors, employees, assigns, subsidiaries, parent companies, and predecessor or successor companies.

13. In the event of any action, proceeding or arbitration to interpret or enforce the terms of this Agreement, the prevailing party in such action, proceeding or arbitration shall be entitled to recover its costs, expenses and reasonable attorneys' fees incurred in connection with such action, proceeding or arbitration. The Parties shall each bear their own costs and fees incurred in effectuating this Agreement.

14. It is the belief of the Parties that this Agreement does not contain any provisions contrary to law. However, if any part of this Agreement shall be determined to be illegal, invalid or unenforceable, that part shall be severed from the Agreement and the remaining parts shall be valid and enforceable, so long as the remaining parts continue to fulfill the original intent of the Parties.

15. This Agreement and the documents and instruments described in Sections 4 and 5 of this Agreement (collectively, the "Transaction Documents") constitute the entire agreement between the Parties, and supersede any and all prior agreements or understandings, written or oral, between them relating to the subject matter herein and therein. No other promises or agreements shall be binding upon the parties with respect to this subject matter unless contained in the Transaction Documents or separately agreed to in writing and signed by an authorized representative of each of the Parties.

16. The undersigned represent that they have authority to execute this Agreement on behalf of the respective parties and to carry out all obligations imposed hereunder.

17. All transfer and sales taxes payable with respect to the sale and conveyance of the Acquired Assets to Buyer shall be paid by Seller. All other fees and expenses incurred in connection with the negotiation, execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, shall be borne separately by each party hereto.

18. All notices, demands and other communications hereunder shall be in writing or by facsimile transmission, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by facsimile transmission, as follows:

If  to  Seller,  to:
Payment  Data  Systems,  Inc.
Suite  120
San  Antonio,  Texas  78216
Facsimile:  210-249-4130
Attention:  Louis  Hoch

With  a  copy  to:

Cox  Smith  Matthews  Incorporated
112  East  Pecan  Street,  Suite  1800
San  Antonio,  TX  78205
Facsimile:  210-226-8395
Attention:  Steven  R.  Jacobs,  Esq.

If  to  Buyer,  to:
Alivio  Holdings,  LLC
1875  South  Grant  Street,  Suite  400
San  Mateo,  CA,  USA  94402
Facsimile:  650-332-1515
Attention:  Andrew  Housser

With  a  copy  to:

White  &  Lee
545  Middlefield  Road
Menlo  Park,  CA  94025
Facsimile:  (650)  470-4099
Attention:  Theodore  G.  Wang,  Esq.

Any  such notice shall be effective: (a) if delivered personally, when received;
(b) if sent by overnight courier, when receipted for; (c) if mailed, three (3) days after being mailed as described above; and (d) if sent by facsimile transmission, upon confirmation of successful and complete transmission. Any party may change its address from time to time by means of notice given to the other parties in the manner provided in this Section.

19. The validity and construction of this Agreement shall be governed by the internal laws (and not the conflicts rules) of the State of Delaware.

20. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21. The consummation of the transactions contemplated by this Agreement (the "Closing") shall occur at 11:00 a.m., San Antonio, Texas time, at the offices of Cox Smith Matthews Incorporated, 112 East Pecan Street, Suite 1800, San Antonio, TX 78205 on November 16, 2005 or at such other time, date and place as the Parties may mutually agree. The date, as thus determined on which the Closing will be held is herein referred to as the "Closing Date." The Closing is contingent upon the execution and delivery of the Transaction Documents on or prior to the Closing Date and neither Party shall have any obligation to consummate the transactions contemplated hereby, unless or until all of the Transaction Documents are satisfactory to such Party, in such Party's sole discretion.

     IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their duly authorized representatives as of the date first above written.


ALIVIO  HOLDINGS,  LLC

By:
Name:
Title:
PAYMENT  DATA  SYSTEMS,  INC.

By:
Name:
Title:
BILLS.COM,  INC.

By:
Name:
Title:

                                   APPENDIX A

                              TRADEMARK ASSIGNMENT

     THIS ASSIGNMENT ("Assignment"), effective as of ________________, is by and among Payment Data Systems, Inc., a Nevada corporation, Bills.com, Inc., a Delaware corporation, each having a principal place of business at 12500 San Pedro, San Antonio, Texas 78216 (hereinafter collectively referred as the "Assignor") and Alivio Holdings, LLC a Delaware limited liability company having a principal place of business at 1875 South Grant Street, Suite 400, San Mateo, California 94402 ("Assignee").

     WHEREAS, Assignor has adopted, owns and has used "bills.com" as a mark for dissemination of advertising for others via an on-line electronic communications network; electronic bill presentment and payment information via a global computer information network; and consulting and technical assistance in the field of designing, hosting, maintenance, operating, managing, advertising, and marketing on-line commerce web sites ("the Mark").

     WHEREAS, Assignor desires to assign to Assignee all of Assignor's right, title and interest in and to the Mark worldwide together with the goodwill of the business pertaining thereto.

     NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignor does hereby sell, assign, set over and transfer to Assignee all of Assignor's right, title and interest throughout the world in and to the Mark and any registrations and other applications therefor worldwide (including, without limitation, U.S. Trademark Registration No. 2568868 and U.S. Trademark Registration No 2555338, collectively the "Trademark Registrations"), together with the goodwill of Assignor connected with and symbolized by the Mark, and together with all claims for past infringement(s) of the Mark, including without limitation the right to sue for, collect, and recover damages and profits for the same.

     IN WITNESS HEREOF, the undersigned represent that they have authority to execute this Agreement on behalf of the respective parties and to carry out all obligations imposed hereunder.

ALIVIO  HOLDINGS,  LLC               BILLS.COM,  INC.

By:                                  By:
Name:                                Name:
Title:                               Title:

PAYMENT  DATA  SYSTEMS,  INC.

By:
Name:
Title: